                                                                   EXHIBIT 10.16


                                    AGREEMENT


         This Agreement ("Agreement") is made and entered into between Lancer Offshore, Inc. ("Lancer") and Automotive Performance Group, Inc., a Delaware corporation ("Company"), as of the 20th day of July, 1999.

                                    RECITALS

A. The Company borrowed the sum of One Million Dollars ($1,000,000) from Lancer (the "Lancer Loan"), pursuant to a Short Term Loan Agreement dated as of May 20, 1999 (the "Lancer Loan Agreement," a copy of which is attached hereto as Exhibit
A).

B. The Company and Lancer have agreed that the Lancer Loan will be repaid in full by the Company's issuance to Lancer of Preferred Stock of the Company and Warrants to acquire Common Stock of the Company, as described in this Agreement.

                                  UNDERTAKINGS

1. REPAYMENT OF LANCER LOAN. The entire principal amount of the Lancer Loan, together with all accrued and unpaid interest thereon, shall be repaid by the Company's issuance to Lancer of 1,000,000 shares of the Company's Series B Preferred Stock ("Preferred Stock"), and warrants to acquire 500,000 shares of the Company's Common Stock ("Warrants") for an exercise price of $0.01 per Common Share. The Preferred Stock shall have the relative rights, limitations and preferences set forth in a Certificate of Designation of Rights and Preferences of Series B Preferred Stock of Automotive Performance Group, Inc., in the form and content of Exhibit B, attached hereto (the "Designation Certificate"). The terms and conditions of the Warrants are contained in that certain "Stock Purchase Warrant," a copy of which is attached hereto as Exhibit C.

2. CLOSING. The Closing of the transaction contemplated by this Agreement ("Closing") shall occur on July __, 1999. At the Closing, (i) the Company shall deliver to Lancer a Certificate or Certificates evidencing 1,000,000 shares of Preferred Stock and the original Stock Purchase Warrant evidencing the Warrants, and (ii) Lancer shall deliver to the Company an acknowledgment of payment of the Lancer Loan, in the form and content of Exhibit D, attached hereto.

3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Lancer that, as of the Closing, (i) the Designation Certificate will have been duly filed with the Delaware Secretary of State and (ii) the Preferred Stock will be duly and validly issued.

4. GOVERNING LAW. This Agreement has been negotiated and entered into in the State of New York, and shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, applied to contracts made in New York by New York domiciliaries to be wholly performed in New York.

5. INTEGRATION. This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof. All agreements, covenants, representations and warranties, express and implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, in the Exhibits hereto, and the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This is an integrated agreement.

6. WAIVER AND AMENDMENT. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by the parties in interest at the time of the modification.

7. ATTORNEYS' FEES. Should any party hereto reasonably retain counsel for the purpose of enforcing or preventing the breach of any provision hereof, including, but not limited to, by instituting any action or proceeding to enforce any provision hereof, for damages by reason of any alleged breach of any provision hereof, for a declaration of such party's rights or obligations hereunder or for any other judicial remedy, then, if said matter is settled by judicial determination (which term includes arbitration), the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees and costs for the services rendered to such prevailing party.

8. EXHIBITS. All Exhibits attached hereto are incorporated herein by reference as though fully set forth herein.

9. BENEFIT AND BURDEN. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permissible assigns.

10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

11. CORPORATE AUTHORITY. Any corporation signing this Agreement represents and warrants that said Agreement is executed in compliance with a resolution of the Board of Directors of said corporation, duly adopted by said Board and transcribed in full in the minutes of said corporation. Any individual signing this Agreement on behalf of an entity represents and warrants that he has full authority to do so.


                                       LANCER OFFSHORE, INC.


                                       By: _____________________________________

                                       Its: ____________________________________



                                       AUTOMOTIVE PERFORMANCE GROUP, INC.,
                                       a Delaware corporation


                                       By: _____________________________________

                                       Its: ____________________________________


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